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                           Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80834) pertaining to the Savings Incentive Plan of CUC International Inc. of our report dated June 27, 1997, with respect to the financial statements and schedules of the Savings Incentive Plan of CUC International Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                       ERNST & YOUNG LLP


Stamford, CT
June 27, 1997